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                                                        EXHIBIT 99.1
              OCCIDENTAL PETROLEUM CORPORATION
                  1995 INCENTIVE STOCK PLAN


      1. PURPOSE. The purpose of this Occidental Petroleum Corporation 1995 Incentive Stock Plan is to permit Occidental Petroleum Corporation ("Occidental") and its subsidiaries to attract and retain top-quality employees and to provide such employees with an incentive to enhance stockholder return. Additionally, it is intended that by providing more compensation that is stock-based, the Plan will encourage employees to view Occidental from the perspective of its stockholders.

      2. COMMON STOCK AUTHORIZED UNDER THE PLAN.

         (a) Subject to adjustment as provided in Section 9 the number of shares of Common Stock issued or transferred under this Plan shall not in the aggregate exceed 10,000,000 shares, which may be Common Stock of original issuance or Common Stock held in treasury or a combination thereof. For the purposes of this Section 2(a):

            (i) Upon payment in cash of the benefit provided by any Award, any shares of Common Stock that were covered by that Award shall again be available for issuance or transfer under this Plan.

            (ii) Upon the full or partial payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Stock, there shall be deemed to have been issued or transferred under this Plan only the number of shares of Common Stock actually issued or transferred by Occidental less the number of Common Stock so transferred or relinquished.

         (b) Notwithstanding anything in Section 2(a) or elsewhere in this Plan to the contrary, the number of shares of Common Stock issued or transferred as Restricted Stock and Performance Stock that become nonforfeitable without the achievement of Performance Objectives shall not in the aggregate exceed 5,000,000 shares, subject to adjustment as provided in Section 9.

         (c) Notwithstanding anything in Section 2(a) or elsewhere in this Plan to the contrary, the aggregate number of shares of Common Stock which may be issued by the Company upon the exercise of Incentive Stock Options shall not exceed 10,000,000 shares of Common Stock, subject to adjustment as provided in Section 9.

         (d) Subject to adjustment as provided in Section 9, no Participant shall be granted Stock Options, SARs, Restricted Stock, Performance Stock and any other Award paid in Common Stock, in the aggregate, for more than 2,000,000 shares.

      3. AWARDS.   The Committee shall determine the type of
Award(s) to be made to a Participant. Awards may be granted singly, in combination or in tandem. Awards



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also  may  be  made  in combination or in  tandem  with,  in replacement of or as alternatives to or as the payment form for grants or rights under any other compensation plan or
individual  contract  or agreement with  the  Company.   The
types of Awards that may be granted are set forth in Sections 4, 5, 6 and 7. Each Award shall be evidenced by a written agreement signed by the Company and the Participant. The following terms and conditions shall apply to all
Awards:

         (a) An Award may provide for the payment to the Participant of dividends or dividend equivalents, in cash or Common Stock on a current, deferred or contingent basis.

         (b) Any Award may provide for earlier exercise, vesting or termination in the event of a Change of Control.

         (c) Successive Awards may be made to the same Participant regardless of whether any outstanding Award remains unexercised or subject to the expiration of restrictions or the satisfaction of Performance Objectives.

      4. STOCK OPTIONS. The Committee may from time to time authorize grants to Participants of options to purchase Common Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions:

         (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

         (b) Each grant shall specify an Option Price, which may be either fixed or based on an index, but which, in any case, shall be not less than the Fair Market Value per Share on the Date of Grant.

         (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company,
(ii)   unrestricted  Common  Stock  already  owned  by   the
Optionee,  (iii)  any  other legal  consideration  that  the
Committee  may  deem  appropriate  on  such  basis  as   the
Committee  may  determine in accordance with this  Plan  and
(iv) any combination of the foregoing or (v) the delivering of an exercise notice together with a copy of irrevocable instructions to a broker to promptly deliver to the company the amount of sale or loan proceeds from the Common Stock underlying the stock option.

         (d) Each grant shall specify the period or periods of continuous employment of the Optionee by the Company that are necessary before the Stock Options or installments thereof become exercisable.

         (e) Stock Options  granted pursuant to this Section
4 may be Nonqualified Options or Tax-qualified Options or combinations thereof.

         (f) Any   grant   of   Stock  Options  may  specify
Performance Objectives that, if achieved, will result in exercisability or early exercisability of such Stock Option.


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       (g)  No Stock Option granted pursuant to this Section
4 may be exercised more than 10 years from the Date of Grant.

      5. STOCK APPRECIATION RIGHTS ("SARS"). The Committee may also authorize grants to Participants of SARs. A SAR shall be a right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of a SAR. Any grant of SARs shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

       (a) Any grant may specify that the amount payable upon the exercise of a SAR may be paid by the Company in cash, Common Stock or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Common Stock or other equity securities in lieu of cash.

       (b) Any grant may specify that the amount payable upon the exercise of a SAR shall not exceed a maximum specified by the Committee on the Date of Grant.

       (c) Any grant may specify (i) a waiting period or periods before SARs shall become exercisable and (ii) permissible dates or periods on or during which SARs shall be exercisable.

       (d)  Any   grant   of  SARs may  specify  Performance
Objectives that, if achieved, will result in exercisability or early exercisability of such SARs.

       (e) Any SAR may be granted in tandem with a Stock Option. Each tandem grant shall provide that a SAR may be exercised only (i) if the related Stock Option is exercisable  and  (ii)  by surrender of  the  related  Stock
Option for cancellation.

       (f)  Regarding freestanding SARs only:

             (i) Each grant shall specify in respect of each freestanding SAR a Base Price, which shall be not less than the Fair Market Value per Share on the Date of Grant;

             (ii) Each grant shall specify the period or periods of continuous employment of the Participant by the Company that are necessary before the freestanding SAR or installments thereof shall become exercisable.

             (iii) No  freestanding  SAR   granted   may  be
exercised more than 10 years from the Date of Grant.

      6. RESTRICTED STOCK. The Committee may also authorize grants or sales to Participants of Restricted Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions:

       (a) Each grant or sale shall specify the number of shares of Restricted Stock to which it relates.


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         (b)      Each  grant  or sale may be  made  without
additional   consideration  from  the  Participant   or   in
consideration of a payment by the Participant that is less than the Fair Market Value per Share on the Date of Grant.

         (c) Each grant or sale shall provide that the Restricted Stock covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Code for a period of at least three years as determined by the Committee.

         (d) Each grant or sale shall provide that, during the Restricted Period, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee.

         (e) For grants or sales for which forfeitable shares of Common Stock are issued at the time of grant or sale:

             (i) Each such grant or sale shall constitute a transfer of ownership of Restricted Stock to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer provided above in Section 6(c).

             (ii) Unless otherwise directed by the Committee, all certificates representing Restricted Stock, together with a stock power endorsed in blank by the Participant, shall be held in custody by the Company until all restrictions on such Stock lapse.

         (f) For grants for which forfeitable shares of Common Stock are not issued at the time of grant, each grant shall specify the time and manner of payment of Restricted Stock that shall have ceased to be forfeitable, and any grant may specify that any such amount may be paid by the Company in cash, Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

     7. PERFORMANCE STOCK. The Committee may also authorize grants of Performance Stock, which shall become either nonforfeitable or payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

         (a) Each grant shall specify the number of shares of Performance Stock to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

         (b) The Performance Period with respect to each grant of Performance Stock shall be determined by the Committee.

         (c) Each grant shall specify the Performance Objectives that are to be achieved and a minimum acceptable level of achievement below which no payment will be made or grant of Performance Stock shall be nonforfeitable and shall set forth a formula for determining the amount of any payment to be made or amount of


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Performance Stock to be nonforfeitable if performance is  at or above the minimum acceptable level but falls short of full achievement of the Performance Objectives.

         (d) For grants for which forfeitable shares of Common Stock are not issued at the time of grant, each grant shall specify the time and manner of payment of Performance Stock that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

         (e) Any grant of Performance Stock may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.

     8. TRANSFERABILITY.

         (a) Any Award may provide that all or any part of the Common Stock that is to be issued or transferred by Occidental upon the exercise of Stock Options or SARs or in payment of Performance Stock or that, in the case of Restricted Stock or Performance Stock, is no longer subject to substantial risk of forfeiture and restrictions on transfer shall be subject to further restrictions upon transfer.

         (b) No Stock Option or other derivative security (as that term is used in Rule 16b-3) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Stock Options and SARs may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by such guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for the transferability of particular Awards under this Plan so long as such provisions will not disqualify the exemption for other Awards under Rule 16b-3.

     9. ADJUSTMENTS.

         (a) The Committee may make or provide for such adjustments in the number of shares of Common Stock covered by outstanding Stock Options, SARs and Performance Stock granted under this Plan, the Option Prices or Base Prices applicable to any such Stock Options and SARs and the kind of shares (including shares of another issuer) covered thereby, as the Committee may in good faith determine to be required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may


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in   good  faith  determine  to  be  appropriate  under  the
circumstances and may require the surrender of all Awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any Award that the holder of the Award may elect to receive an equivalent Award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent Award. The Committee may also make or provide for such adjustments in the maximum number of shares of Common Stock specified in Sections 2(a), 2(b), 2(c) and 2(d)
as   the  Committee  may  in  good  faith  determine  to  be
appropriate in order to reflect any transaction or event described in this Section 9. Notwithstanding anything in
the   foregoing  to  the  contrary,  with  respect  to   any
outstanding Stock Option that was intended to qualify as a Tax-qualified Option, the Committee shall not, without the consent of the affected Participant, make any adjustment that would prevent such Stock Option from so qualifying.

         (b) If another corporation is merged into the Company or the Company otherwise acquires another corporation, the Committee may elect to assume under this Plan any or all outstanding stock options or other awards granted by such corporation under any stock option or other plan adopted by it prior to such acquisition. Such assumptions shall be on such terms and conditions as the Committee may determine; provided, however, that the awards as so assumed do not contain any terms, conditions or rights that are inconsistent with the terms of this Plan. Unless otherwise determined by the Committee, such awards shall not be taken into account for purposes of the limitations contained in Section 2 of this Plan.

      10. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

      11. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Stock, and any agreement pertaining to an Award may make such relinquishment the mandatory form of satisfying such taxes. The Committee may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     12. TERMINATION OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment for any reason, leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds a Stock Option or SAR that is not immediately and fully exercisable, any Restricted


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Stock as to which the substantial risks of forfeiture or the prohibition or restriction on transfer has not lapsed, any Performance Stock that has not been fully earned or is subject to forfeiture or any Common Stock that is subject to any transfer restriction pursuant to Section 8(a) of this Plan, the Committee may take any action that it deems to be appropriate under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award.

      13. FOREIGN PARTICIPANTS. In order to facilitate the making of an Award, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of Occidental may certify any such document as having been approved and adopted in the same manner as this Plan; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of Occidental.

     14.    ADMINISTRATION OF THE PLAN.

         (a) This Plan shall be administered by the Compensation Committee of the Board, which shall be composed of not less than two members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of
Section 162(m) of the Code.

         (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Stock Option, SARs, Restricted Stock or Performance Stock, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

     15.    AMENDMENTS AND OTHER MATTERS.

         (a)       The   Committee   may  amend,  alter   or
discontinue this Plan, but no amendment, alteration or discontinuation shall be made that would impair the rights of a Participant under any outstanding Award without such Participant's consent, or that without the approval of the stockholders of Occidental (as described below) would (i) except as provided in Section 9, increase the total number of shares of Common Stock reserved for the purpose of the Plan; (ii) extend the maximum period provided in Section 4(g) for exercising Stock Options; or (iii) extend the maximum period provided in Section 5(f)(iii) for SARs. Notwithstanding the foregoing, stockholder approval under


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this  Section  15 shall be required only at  such  time  and under such circumstances as stockholder approval would be required under Rule 16b-3 with respect to any material amendment to any employee benefit plan of the Company.

        (b) The Committee shall not, without the approval of the stockholders of Occidental, authorize the amendment of any outstanding Stock Option to reduce the Option Price or authorize the amendment of any outstanding SAR to reduce the Base Price. Furthermore, no Stock Options or SARs shall be canceled and replaced with Awards having a lower Option Price or Base Price without the further approval of the stockholders of Occidental.

        (c) The Committee may condition the grant of any Award authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company to the Participant.

        (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate any Participant's employment or other service at any time.

        (e) (i) To the extent that any provision of this Plan would prevent any Stock Option that was intended to qualify as a Tax-qualified Option from so qualifying, any such provision shall be null and void with respect to any such Stock Option; provided, however, that any such provision shall remain in effect with respect to other Stock Options, and there shall be no further effect on any provision of this Plan.

             (ii) Any Award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the stockholders of Occidental shall be null and void as to persons subject to Section 16(a) of the Act if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3.

        (f) The Committee may require or permit Participants to elect to defer the issuance of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Stock.

        (g) Unless otherwise determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

        (h) Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or


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funds.    The   Plan  shall  not  establish  any   fiduciary
relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

     16. TERM. This Plan shall be effective on the first day immediately following the date on which the Plan is first approved by the stockholders of Occidental and shall continue in effect for 10 years from that date.

     17.    DEFINITIONS.  As used in this Plan,

      "ACT" means the Securities Exchange Act of 1934, as amended.

      "AWARD" means any grant of Stock Options, SARs or Performance Stock or grant or sale of Restricted Stock under this Plan.

      "BASE  PRICE" means the price to be used as the  basis
for   determining  the  Spread  upon  the  exercise   of   a
freestanding SAR.

      "BOARD" means the Board of Directors of Occidental.

      "CHANGE OF CONTROL" means the occurrence of any of the following events:

         (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of Occidental in substantially the same proportions as their ownership of the Common Stock of Occidental), is or becomes after the effective date of the Plan as provided in Section 16 (the "Effective Date") the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Occidental (not including in the securities beneficially owned by such person any securities acquired directly from Occidental or its affiliates) representing 50 percent or more of the combined voting power of Occidental's then-outstanding securities;

         (ii) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
(i), (iii), or (iv) of this definition) whose election by the Board or nomination for election by Occidental's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

         (iii) the stockholders of Occidental approve a merger or consolidation of Occidental with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of Occidental outstanding immediately prior thereto

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continuing to represent (either by remaining outstanding  or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50 percent of the combined voting power of the voting securities of Occidental or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50 percent of the combined voting power of Occidental's then-outstanding securities; or

         (iv) the stockholders of Occidental approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets; provided, however, that prior to the occurrence of any of the events described in clauses (i) through (iv) above, the Board may determine that such event shall not constitute a Change of Control for purposes of this Plan.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COMMITTEE" means the Committee described  in  Section
14(a) of this Plan.

      "COMMON STOCK" means (i) shares of the Common Stock, $0.20 par value, of Occidental and (ii) any security into which Common Stock may be converted by reason of any transaction or event of the type referred to in Section 9.

       "COMPANY" means Occidental and its Subsidiaries, collectively.

       "DATE OF GRANT" means the date specified by the Committee on which an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

       "FAIR MARKET VALUE PER SHARE" means the last reported sales price of a share of Common Stock on the New York Stock Exchange - Composite Transactions on the relevant date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale is transacted.

       "INCENTIVE STOCK OPTION" means a Stock Option that is intended to qualify as an "incentive stock option" under
Section 422 of the Code or any successor provision thereto.

       "NONQUALIFIED OPTION" means a Stock Option that is not intended to qualify as a Tax-qualified Option.

       "OCCIDENTAL" means Occidental Petroleum Corporation, a Delaware corporation.

       "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Stock Option.

       "OPTION PRICE" means the purchase price payable upon the exercise of a Stock Option.


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



      "PARTICIPANT" means (i) a salaried employee of the Company who is selected by the Committee to receive benefits under this Plan or (ii) a person who has agreed to commence salaried employment with the Company.

      "PERFORMANCE OBJECTIVES" means performance objectives adopted by the Committee pursuant to this Plan for Participants who have received grants of Performance Stock or, when so determined by the Committee, Stock Options, SARs or Restricted Stock. With respect to any Award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision), the Performance Objectives shall be limited to specified levels of, growth in or peer company comparisons based on (i) Total Stockholder Return, (ii) return on assets or (iii) book value per share, as the Committee may determine, and the attainment of such Performance Objective shall not be deemed to have occurred until certified by the Committee. Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives to be unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate.

      "PERFORMANCE PERIOD" means, in respect of  Performance
Stock,  the  period  of  time within which  the  Performance
Objectives are to be achieved, which period shall not be less than three years.

      "PERFORMANCE  STOCK" means (i)  a  grant  pursuant  to
Section 7 of shares of Common Stock, which shares are subject to forfeiture in the event the Performance Objectives are not achieved, or (ii) a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 7 that is payable upon achievement of the Performance Objectives.

      "PLAN"  means  this  Occidental  Petroleum Corporation
1995 Incentive Stock Plan.

      "RESTRICTED  PERIOD" means, in respect  of  Restricted
Stock,  the  period determined by the Committee pursuant  to
Section 6(c).

      "RESTRICTED  STOCK"  means (i)  a  grant  pursuant  to
Section 6 of shares of Common Stock, which shares are subject to a substantial risk of forfeiture and restrictions on transfer, or (ii) a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to
Section  6 that is payable upon expiration of the Restricted
Period.

      "RULE 16B-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange
Commission under the Securities Exchange Act of 1934, or any successor rule to the same effect.

      "SAR"  means  a   stock   appreciation  right  granted
pursuant to Section 5.

      "SPREAD" means, in the case of a freestanding SAR, the amount by which the Fair Market Value per Share on the date when the SAR is exercised exceeds the Base Price specified therein or, in the case of a tandem SAR, the amount by which the Fair Market Value per Share on the date when the SAR is exercised exceeds the Option Price for the related Stock Option.

      "STOCK OPTION" means a Nonqualified Option or a Tax-qualified Option, or both, as the case may be.

      "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity directly or indirectly controlled by the Company or in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

      "TAX-QUALIFIED OPTION" means a Stock Option that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

      "TOTAL STOCKHOLDER RETURN" means the appreciation in the price of a share of Common Stock plus reinvested dividends over a specified period of time.

     18.    GOVERNING LAW AND CONSTRUCTION.

        (a) The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

        (b) All references to Sections in this Plan are to the Sections of the Plan. The singular includes the plural and the plural the singular.

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